Exhibit 99.5

Merge Healthcare Acquisition of etrials –FAQ document
Prepared for public distribution via www.etrials.com

June 1, 2009

General

Q:  What are you announcing today?
A: On June 1, 2009, Merge Healthcare and etrials jointly announced that they have signed an agreement whereby Merge will acquire etrials Worldwide, Inc. The agreement was effective on May 30, 2009.

Q:  Who is Merge Healthcare?
A:  Merge Healthcare (NASDAQ MRGE) provides imaging and information management software solutions to the healthcare market.  For over 20 years, Merge has focused on solving the unique visualization, connectivity and workflow issues posed by the adoption of digital medical imaging.  Headquartered in Milwaukee, Wisconsin, Merge has offices on 3 continents and approximately 300 employees worldwide.

Merge has strong brand leadership in the medical imaging toolkit market with its MergeCOM-3™ DICOM toolkit, as well as in desktop diagnostic review software through its eFilm Workstation®.

Q: What are the financial details of this acquisition?
A: The financial terms of the agreement are outlined in the press release published on each company’s web site and in documents filed with the SEC.

Q: When will this acquisition be finalized?
A: The merger agreement between etrials and Merge Healthcare was signed May 30, 2009. The transaction is expected to close in July 2009.

Q:  I thought etrials was already acquired by BioClinica.  What happened?
A:  On May 5, 2009, etrials and BioClinica jointly announced the proposed acquisition of etrials by BioClinica (NASDAQ:  BITI) and subsequently amended their offer on May 15, and May 19, 2009.  However, etrials had an obligation to its shareholders to entertain any superior offers. etrials’ Board determined that the Merge proposal was a superior offer.

Q: Why did Merge move to acquire etrials?
A: The combination of etrials’ eClinical portfolio and the breadth of Merge’s imaging technology creates new capabilities to meet the growing demand for imaging in the eClinical space.  This acquisition allows both organizations to jointly expand their footprint in the life sciences and healthcare IT arena.

The combination will also accelerate both companies’ strategy to deliver increased value to customers. Customers are increasing their use of imaging to prove the efficacy of new treatments and therapies, while at the same time demanding more comprehensive and integrated eClinical solutions to provide high quality data in real-time.

The addition of image management and workflow expertise broadens etrials’ capabilities on a global scale, especially in oncology trials which can benefit from Merge’s tumor tracking and measurement solutions.

Q:  Is there overlap between Merge and etrials?
A: etrials’ product offerings have no overlap with Merge products.  As a result, both companies have the ability to capitalize on emerging business growth opportunities and deliver added value to their customers, partners and shareholders. Moreover, etrials and Merge have unique current clinical trials customers.  This provides each company the ability to extend new solutions to their installed base.

Q:  How does this affect etrials’ business partners?
A: Merge and etrials are committed to continue and grow relationships with business partners after the acquisition is complete.

Q:  What is Merge’s experience in clinical trials?
A:  Merge OEM has always focused on opportunities to develop imaging solutions for new medical markets or adjacencies.  Several years ago, the clinical trials market was identified as a key market opportunity because of the increasing importance of imaging.  As Robards Research Institute noted in a 2004 press release, “The U.S. Federal Drug Administration (FDA) is increasingly requesting imaging data as part of the approval process for clinical trial submissions. Imaging is now widely recognized as a powerful and non-invasive tool to look inside the body and study ways to increase the safety and efficacy of new drugs being brought to market…Every preclinical model of human disease requires expertise in specific imaging modalities and analysis techniques.”

The Merge OEM team began marketing its image management applications to imaging core labs, because many of them had home grown systems that needed improvements such as basic PACS viewing and custom measurement tools.  Contract research organizations (CRO’s) and even pharmaceutical companies became interested in these solutions as a way to provide image viewing and analysis services.  The configuration of Cedara I-Response™, an important Merge OEM product, serves as a clinical trials viewer and has been well received. The National Institute of Health currently uses a version of I-Response with server side rendering for its archive (more detail can be found at: https://cabig.nci.nih.gov/tools/NCIA). Cedara I-Response has also been utilized to gather critical diagnostic measurements and to assist with clinical research and clinical trials related to therapy effectiveness.

Clients

Q: How will etrials’ customers benefit?
A: Because there is no product overlap, etrials’ clients have the comfort of knowing the solution that they selected and are using will be the go-forward platform.

etrials’ EDC, IVR/IWR and eDiary solutions are planned to become the flagship products of Merge’s eClinical division, while also providing a platform for Merge’s clinical trials imaging solutions.

etrials’ clients can also be assured that Merge has made a strong commitment to the clinical trials market through this proposed acquisition.  Merge also brings financial stability and strength for etrials.

Q:  How will the etrials team fit organizationally within Merge?
A: etrials will be a business unit within Merge, with access to clinical trials resources and product development from Merge OEM.

Q: Where is the company headquarters going to be located?
A:  The Milwaukee, Wisconsin (USA) office will continue to be the worldwide company headquarters for Merge Healthcare.

Merge also has offices in Cleveland, Ohio; Mississauga, Ontario (Canada); Shanghai, China; and Nuenen, The Netherlands.

etrials’ Morrisville, North Carolina (USA) office will continue to be the center of etrials’ operations.

Shareholders

Q:  What happens next?  Is this a done deal?
A:  It is not a done deal.  etrials’ shareholders must tender a sufficient number of shares to Merge and, if necessary, vote in support of the agreement.   The Securities and Exchange Commission (SEC) will also review the transaction documents submitted to etrials shareholders.

Q: Will the stock ticker symbol change?
A:  Upon the closing of the transaction, the etrials stock ticker symbol will no longer exist. The Merger ticker symbol on the NASDAQ exchange, MRGE, will represent the combination of the two companies after the closing date.

Q: What happens to our etrials stock?
A:  Please reference the documents filed with the SEC and posted on the Merge Healthcare web site (www.merge.com) and on the etrials web site (www.etrials.com).

Notice to Investors

The tender offer for the outstanding shares of common stock of etrials Worldwide, Inc. has not yet commenced. No statement in this announcement is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Merge Healthcare, Inc. will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), and etrials will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Stockholders are urged to read both the tender offer statement, including the offer to purchase and letter of transmittal, and the solicitation/recommendation statement because they will contain important information. etrials stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Merge (with respect to documents filed by Merge with the SEC) by going to the Investor Relations section of Merge’s website at www.merge.com, or from etrials (with respect to documents filed by etrials with the SEC) by going to the Investor Relations section of etrials’ website at www.etrials.com. Stockholders and other investors are urged to read those materials carefully prior to making any decisions with respect to the offer.